Exhibit 23.2

ENGINEER’S CONSENT

We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630, 333-159796 and 333-179181) on Form S-8, and the Registration Statement (File No. 333-178453) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2011 annual report on Form 10-K of Devon Energy Corporation.

LaRoche Petroleum Consultants, Ltd.

By:	/s/ William M. Kazmann
William M. Kazmann Partner

February 23, 2012